Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

May 31, 2018

Annaly Capital Management, Inc.

1211 Avenue of the Americas

New York, New York 10036

Re:         Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Maryland counsel to Annaly Capital Management, Inc., a Maryland corporation (the “Company”), and have been asked to render this opinion in connection with the Registration Statement on Form S-4, File No. 333-224968 (as amended through the date hereof, the “Registration Statement”), including the prospectus/offer to exchange contained therein (the “Prospectus/Offer to Exchange”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration and issuance by the Company of up to 43,631,378 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and up to 2,200,000 shares (the “Preferred Shares” and together with the Common Shares, the “Shares”) of the Company’s 8.125% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series H Preferred Stock”). The Shares are being issued in connection with (a) an exchange offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share, of MTGE Investment Corp., a Maryland corporation (“MTGE”), and (b) immediately following the closing of the Offer, the merger (the “Merger”) of MTGE with and into Mountain Merger Sub Corporation, a Maryland corporation and a wholly owned subsidiary of the Company (the “Purchaser”), with the Purchaser surviving the Merger, pursuant to the terms and conditions set forth in the Agreement and Plan of Merger dated as of May 2, 2018 by and among the Company, the Purchaser and MTGE (the “Merger Agreement”).

In our capacity as the Company’s special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)        The Registration Statement, including the Prospectus/Offer to Exchange contained therein, in the form in which it was filed with the Commission and as certified by an officer of the Company in the Officer’s Certificate (as herein defined);

(b)        The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”);

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May 31, 2018

(c)        The Amended and Restated Bylaws of the Company, as amended and restated as of November 1, 2017, as attached to the Officer’s Certificate and certified by an officer of the Company to be in effect on the date hereof;

(d)        The form of Articles Supplementary classifying and designating the terms of the Series H Preferred Stock, substantially in the form to be filed with the SDAT (the “Articles Supplementary”) and as certified by an officer of the Company in the Officer’s Certificate;

(e)        Resolutions adopted by the Company’s Board of Directors on May 2, 2018 (the “Resolutions”) relating to, among other matters, (i) the filing of the Registration Statement and the Prospectus/Offer to Exchange, (ii) the registration and issuance of the Shares pursuant to the Merger Agreement, (iii) the approval of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, (iv) the formation of the Purchaser, and (v) the execution, delivery and performance of the obligations of the Company pursuant to the Merger Agreement, as attached to the Secretary’s Certificate and certified by the Secretary of the Company to be in effect on the date hereof;

(f)        The Merger Agreement (as filed as Annex A to the Registration Statement and as certified by an officer of the Company in the Officer’s Certificate);

(g)        A certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(h)        A short form good standing certificate with respect to the Company issued by the SDAT, dated as of a recent date; and

(i)        Such other documents as we have considered necessary to the rendering of the opinions expressed below.

In examining the Documents, and in rendering the opinions set forth below, we have assumed the following: (i) each of the parties to the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory and each instrument, agreement, and other document executed in connection with the Documents to which such party is a signatory and each such party’s obligations set forth in the Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (ii) each person executing any such instrument, agreement or other document on behalf of any such party is duly authorized to do so; (iii) each natural person executing any such instrument, agreement or other document is legally competent to do so; (iv) the Documents

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May 31, 2018

accurately describe and contain the mutual understandings of the parties; and (v) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to certain factual matters we have relied on the Officer’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete.

We have also assumed that (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any of the Shares); (ii) the issuance of the Common Shares at the Closing of the Offer and at the effective time of Merger, together with any other outstanding shares of Common Stock, will not cause the Company to issue shares of Common Stock in excess of the number of such shares that the Company is then authorized to issue under the Charter, (iii) prior to the issuance of any Preferred Shares, the Articles Supplementary will be filed with, and accepted of record by, the SDAT; (iv) the issuance of the Preferred Shares at the effective time of Merger, will not cause the Company to issue shares of Series H Preferred Stock in excess of the number of such shares authorized under the Articles Supplementary, (v) prior to the issuance of any Shares after the closing of the Offer and upon or after the effective time of the Merger, articles of merger in respect of the Merger will be filed with, and accepted of record, by the SDAT, and (vi) the Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article XI of the Charter. We note that as of the date hereof there are more than 43,631,378 shares of Common Stock available for issuance under the Charter.

Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion that:

Annaly Capital Management, Inc.

May 31, 2018

1.        The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.        The Shares have been duly authorized and when issued and delivered in accordance with the Registration Statement, the Resolutions, the Charter and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:

(A)        We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(B)        We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction or as to federal or state tax laws or laws regarding fraudulent transfers.

(C)        The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(D)        This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

Annaly Capital Management, Inc.

May 31, 2018

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus/Offer to Exchange included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)